Exhibit 99.2

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended
	March 2012	March 2011	December 2011

Interest & Loan Fees Income	$81,788	$73,857	$85,529
Tax equivalent adjustment	1,669	1,453	1,732

Interest & Fees Income (FTE)	83,457	75,310	87,261
Interest Expense	12,822	14,494	13,537

Net Interest Income (FTE)	70,635	60,816	73,724

Provision for Loan Losses	4,133	4,436	4,268

Non-Interest Income:
Fees from trust & brokerage services	3,984	3,310	3,316
Fees from deposit services	10,312	9,631	11,131
Bankcard fees and merchant discounts	646	555	642
Other charges, commissions, and fees	577	454	559
Income from bank owned life insurance	1,289	1,175	1,339
Mortgage banking income	318	234	382
Other non-interest revenue	658	851	841
Net other-than-temporary impairment losses	(1,377)	(2,110)	(6,286)
Net (losses) gains on sales/calls of investment securities	(82)	551	(50)

Total Non-Interest Income	16,326	14,651	11,874

Non-Interest Expense:
Employee compensation	17,907	14,870	17,756
Employee benefits	5,192	4,378	4,488
Net occupancy	5,042	4,387	5,018
Other expenses	17,476	15,347	18,560
Amortization of intangibles	762	383	832
OREO expense	2,328	1,767	1,879
FDIC expense	1,555	2,337	1,496

Total Non-Interest Expense	50,262	43,469	50,029

Income Before Income Taxes (FTE)	32,566	27,562	31,301

Tax equivalent adjustment	1,669	1,453	1,732

Income Before Income Taxes	30,897	26,109	29,569

Income taxes	9,887	8,224	9,312

Net Income	$21,010	$17,885	$20,257

MEMO: Effective Tax Rate	32.00%	31.50%	31.49%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	March 31 2012 Q-T-D Average	March 31 2011 Q-T-D Average	March 31 2012	December 31 2011

Cash & Cash Equivalents	$664,743	$443,625	$789,831	$636,003

Securities Available for Sale	688,880	650,757	665,286	696,518
Securities Held to Maturity	58,999	64,741	58,686	59,289
Other Investment Securities	67,813	73,669	66,964	68,412

Total Securities	815,692	789,167	790,936	824,219

Total Cash and Securities	1,480,435	1,232,792	1,580,767	1,460,222

Loans Held for Sale	4,905	2,715	7,401	3,902

Commercial Loans	4,375,024	3,518,647	4,383,712	4,378,345
Mortgage Loans	1,545,793	1,442,937	1,528,542	1,562,838
Consumer Loans	301,076	263,980	300,492	299,030

Gross Loans	6,221,893	5,225,564	6,212,746	6,240,213

Unearned Income	(6,574)	(3,082)	(12,626)	(3,503)

Loans, Net of Unearned Income	6,215,319	5,222,482	6,200,120	6,236,710

Allowance for Loan Losses	(73,142)	(72,941)	(74,012)	(73,874)

Goodwill	371,638	311,763	371,656	371,693
Other Intangibles	12,726	2,756	12,197	12,950

Total Intangibles	384,364	314,519	383,853	384,643

Real Estate Owned	51,373	44,922	49,864	51,760
Other Assets	379,556	334,850	381,476	388,107

Total Assets	$8,442,810	$7,079,339	$8,529,469	$8,451,470

MEMO: Earning Assets	$7,498,574	$6,257,807	$7,579,030	$7,498,333

Interest-bearing Deposits	$5,163,834	$4,322,396	$5,192,522	$5,199,848
Noninterest-bearing Deposits	1,637,543	1,320,246	1,689,088	1,619,162

Total Deposits	6,801,377	5,642,642	6,881,610	6,819,010

Short-term Borrowings	270,647	243,653	263,333	254,766
Long-term Borrowings	345,323	337,467	345,298	345,366

Total Borrowings	615,970	581,120	608,631	600,132

Other Liabilities	45,781	53,390	62,925	63,484

Total Liabilities	7,463,128	6,277,152	7,553,166	7,482,626

Preferred Equity	—	—	—	—
Common Equity	979,682	802,187	976,303	968,844

Total Shareholders’ Equity	979,682	802,187	976,303	968,844

Total Liabilities & Equity	$8,442,810	$7,079,339	$8,529,469	$8,451,470

MEMO: Interest-bearing Liabilities	$5,779,804	$4,903,516	$5,801,153	$5,799,980

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	March 2012	March 2011	December 2011
Quarterly Share Data:

Earnings Per Share:
Basic	$0.42	$0.41	$0.40
Diluted	$0.42	$0.41	$0.40

Common Dividend Declared Per Share	$0.31	$0.30	$0.31

High Common Stock Price	$30.91	$30.84	$29.29
Low Common Stock Price	$27.36	$25.66	$19.06

Average Shares Outstanding (Net of Treasury Stock):
Basic	50,235,374	43,629,364	50,207,410
Diluted	50,300,538	43,700,436	50,235,812

Memorandum Items:

Tax Applicable to Security Sales/Calls	$(29)	$193	$(18)

Common Dividends	$15,570	$13,095	$15,571

Dividend Payout Ratio	74.11%	73.22%	76.87%

	March 2012	March 2011	December 2011
EOP Share Data:

Book Value Per Share	$19.42	$18.32	$19.29
Tangible Book Value Per Share	$11.78	$11.12	$11.63

52-week High Common Stock Price	$30.91	$31.99	$30.84
Date	03/19/12	04/23/10	01/19/11
52-week Low Common Stock Price	$18.78	$22.09	$18.78
Date	09/22/11	08/24/10	09/22/11

EOP Shares Outstanding (Net of Treasury Stock):	50,274,104	43,645,650	50,212,948

Memorandum Items:

EOP Employees (full-time equivalent)	1,637	1,426	1,619

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Three Months Ended
March 2012	March 2011	December 2011
Selected Yields and Net Interest Margin:
Net Loans	5.02%	5.24%	5.18%
Investment Securities	3.08%	4.19%	3.08%
Money Market Investments/FFS	0.26%	0.37%	0.23%
Average Earning Assets Yield	4.47%	4.86%	4.59%
Interest-bearing Deposits	0.67%	0.99%	0.69%
Short-term Borrowings	0.09%	0.04%	0.08%
Long-term Borrowings	4.83%	4.75%	4.85%
Average Liability Costs	0.89%	1.20%	0.92%
Net Interest Spread	3.58%	3.66%	3.67%
Net Interest Margin	3.78%	3.92%	3.88%

Selected Financial Ratios:

Return on Average Common Equity	8.63%	9.04%	8.17%
Return on Average Assets	1.00%	1.02%	0.94%
Loan / Deposit Ratio	90.10%	91.44%	91.46%
Allowance for Loan Losses/ Loans, net of unearned income	1.19%	1.40%	1.18%
Allowance for Credit Losses (1)/ Loans, net of unearned income	1.22%	1.44%	1.21%
Nonaccrual Loans / Loans, net of unearned income	1.00%	1.20%	0.96%
90-Day Past Due Loans/ Loans, net of unearned income	0.16%	0.13%	0.26%
Non-performing Loans/ Loans, net of unearned income	1.23%	1.40%	1.28%
Non-performing Assets/ Total Assets	1.48%	1.63%	1.56%
Primary Capital Ratio	12.23%	12.04%	12.25%
Shareholders’ Equity Ratio	11.45%	11.12%	11.46%
Price / Book Ratio	1.49	x	1.45	x	1.47	x
Price / Earnings Ratio	17.27	x	16.20	x	17.51	x
Efficiency Ratio	53.35%	53.64%	51.47%

Note: (1) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	March 2012	March 2011	December 2011
Asset Quality Data:

EOP Non-Accrual Loans	$62,037	$62,703	$59,892
EOP 90-Day Past Due Loans	9,816	6,539	16,179
EOP Restructured Loans (2)	4,335	3,716	3,592

Total EOP Non-performing Loans	$76,188	$72,958	$79,663

EOP Other Real Estate & Assets Owned	49,864	44,362	51,760

Total EOP Non-performing Assets	$126,052	$117,320	$131,423

	Three Months Ended
	March 2012	March 2011	December 2011
Allowance for Credit Losses: (1)
Beginning Balance	$75,727	$75,039	$75,494
Provision for Credit Losses (3)	4,015	4,590	4,136

	79,742	79,629	79,630
Gross Charge-offs	(4,734)	(4,741)	(4,398)
Recoveries	739	247	495

Net Charge-offs	(3,995)	(4,494)	(3,903)

Ending Balance	$75,747	$75,135	$75,727

Note:	(1) Includes allowances for loan losses and lending-related commitments.

(2)     Restructured loans with an aggregate balance of $2,283, $1,067 and $1,528 at March 31, 2012, March 31,2011 and December 31, 2011, respectively, were on nonaccrual status, but are not included in the “EOP Non-Accrual Loans.”

(3) Includes the Provision for Loan Losses and a provision for lending-related commitments included in Other Expenses.